SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 12, 2006

ACME COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-27105 (Commission File Number)	33-0866283 (I.R.S. Employer Identification No.)

2101 E. Fourth Street, Suite 202 A
Santa Ana, California, 92705
(714) 245-9499
(Address and telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant's Certifying Accountant.

On October 12, 2006, ACME Communications, Inc., a Delaware corporation (the “Company”), decided to dismiss KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm. We notified KPMG of that decision that same day.  On October 13, 2006, the Company selected Mayer Hoffman McCann P.C. (“MHM”) as its new independent registered public accounting firm to audit its financial statements for the year ending December 31, 2006.  The decision to change accounting firms from KPMG to MHM was based on cost efficiencies and approved by the Audit Committee of the Board of Directors of the Company.

The audit reports of KPMG on the consolidated financial statements of the Company for the fiscal years ended December 31, 2005 and 2004 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the two fiscal years ended December 31, 2005 and 2004 and the subsequent interim period through October 12, 2006, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of KPMG, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

During the Company’s fiscal years ended December 31, 2005 and 2004 and through October 12, 2006, there were no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K adopted by the Securities and Exchange Commission (the “Commission”).

The Company has provided KPMG with a copy of this report prior to its filing with the Commission and has requested KPMG to furnish the Company with a letter addressed to the Commission stating whether KPMG agrees with the statements made by the Company in response to this item and, if not, stating the respects in which it does not agree.  Attached as Exhibit 16.1 is a copy of KPMG’s letter dated October 18, 2006.

The Company had not previously consulted MHM prior to October 12, 2006 regarding any of the matters specified in Item 304(a)(2) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits.

Exhibit No.	Description

16.1	Letter from KPMG, LLP to U.S. Securities and Exchange Commission, dated October 18, 2006.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 18, 2006	ACME Communications, Inc. By: /s/ Thomas D. Allen Thomas D. Allen Executive VP & Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
16.1	Letter from KPMG LLP to the U.S. Securities and Exchange Commission, dated October 18, 2006.